SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 23, 1996


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         (AS DEPOSITOR UNDER THE POOLING AND SERVICING AGREEMENT, DATED
            AS OF MAY 1, 1996, PROVIDING FOR THE ISSUANCE OF MORTGAGE
                    PASS-THROUGH CERTIFICATES, SERIES 1996-2)


                 Salomon Brothers Mortgage Securities VII, Inc.

             (Exact name of registrant as specified in its charter)


   DELAWARE                          33-84924                 13-3439681
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
of Incorporation)                   File Number)          Identification Number)

Seven World Trade Center
New York, New York                                                        10048
(Address of Principal                                                 (Zip Code)
Executive Offices)

Registrant's telephone number, including area code:  (212) 783-5659






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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Description of the Certificates and the Mortgage Pools

         On May 23, 1996, a single series of certificates, entitled Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1996-2 (the "Certificates") were issued pursuant to a pooling and servicing agreement (the "Agreement") attached hereto as Exhibit 4.1, dated as of May 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Norwest Mortgage, Inc. ("Norwest") as master servicer (in such capacity the "Master Servicer") and The Chase Manhattan Bank, N.A. as trustee. The Certificates consist of sixteen classes of certificates (collectively, the "Certificates"), designated as: the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates," the "Class XS Certificates," the "Class PO Certificates," the "Class B-1 Certificates," the "Class B-2 Certificates," the "Class B-3 Certificates," the "Class B-4 Certificates," the "Class B-5 Certificates," the "Class B-6 Certificates" and the "Class R Certificates," respectively. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting primarily of a segregated pool (the "Mortgage Pool") of fixed rate first lien mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans") pursuant to the Mortgage Loan Purchase Agreement, dated May 21, 1996, among Depositor and Norwest, as seller (the "Mortgage Loan Purchase Agreement"). The Mortgage Pool consists of Mortgage Loans with an aggregate principal balance as of May 1, 1996 (the "Cut-off Date") of $149,700,153. The Certificates were sold by the Depositor to Salomon Brothers Inc ("Salomon"), an affiliate of the Depositor, pursuant to an underwriting agreement, dated May 21, 1996, between the Depositor and Salomon.

         The Mortgage Loans had a weighted average remaining term to maturity of approximately 29 years and 10 months as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans had fixed Mortgage Rates ranging from 6.875% per annum to 9.250% per annum and a weighted average Mortgage Rate of 7.887% per annum. None of the Mortgage Loans will have a first Due Date prior to April 1994.

         The Class A-1 Certificates have an initial Certificate Principal Balance of $20,000,000. The Class A-2 Certificates have an initial Certificate Principal Balance of $14,191,000. The Class A-3 Certificates have an initial Certificate Principal Balance of $33,588,000. The Class A-4 Certificates have an initial Certificate Principal Balance of $12,215,000. The Class A-5 Certificates have an initial Certificate Principal Balance of $8,679,000. The Class A-6 Certificates have an initial Certificate Principal Balance of $36,098,800. The Class A-7 Certificates have an initial Certificate Principal Balance of $14,970,000. The Class XS Certificates have an initial Notional Amount of $149,700,153. The Class PO Certificates have an initial Certificate Principal Balance of $1,724,199. The Class B-1 Certificates have an initial Certificate Principal Balance of $2,994,000. The Class B-2 Certificates have an initial Certificate Principal Balance of $2,245,000. The Class B-3 Certificates have an initial



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Certificate Principal Balance of $1,422,000. The Class B-4 Certificates have an initial Certificate Principal Balance of $673,000. The Class B-5 Certificates have an initial Certificate Principal Balance of $299,000. The Class B-6 Certificates have an initial Certificate Principal Balance of $601,054.05. The Class R Certificates have an initial Certificate Principal Balance of $100.

         The Certificates will generally be entitled to receive on each Distribution Date payments of interest accrued on the outstanding Certificate Principal Balance thereof at the Pass-Through Rate, plus any such amounts remaining unpaid from previous Distribution Dates.

         The Servicing Fee Rate with respect to each Mortgage Loan is 0.25% per annum. With respect to any mortgaged property acquired by the Master Servicer in respect of a defaulted Mortgage Loan, the Master Servicer is entitled to a management fee equal to $150 per month in lieu of the servicing fee described above.

         Under the terms of the Pooling and Servicing Agreement, the Trustee may withdraw the Trustee's Fee from the distribution account created thereunder.




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         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreements.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                           (a)      Not applicable

                           (b)      Not applicable

                           (c)      Exhibits



         EXHIBIT NO.                                  DESCRIPTION

             4.1 Pooling and Servicing Agreement, dated as of May 1, 1996, by and among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Norwest Mortgage, Inc. as Master Servicer and The Chase Manhattan Bank, N.A. as Trustee, relating to the Series 1996-2 Certificates.






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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 23, 1996

                                         SALOMON BROTHERS MORTGAGE
                                         SECURITIES VII, INC.



                                         By:   /s/ Susan S. Woodbury
                                            ----------------------------
                                         Name:      Susan S. Woodbury
                                         Title:     Vice President






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                                INDEX TO EXHIBITS



                                                                    Sequentially
Exhibit No.           Description                                  Numbered Page
- -----------           -----------                                   ------------

    4.1 Pooling and Servicing Agreement, dated as of May 1, 1996, by and among Salomon Brothers Mortgage
               Securities VII, Inc. as Depositor, Norwest
               Mortgage, Inc. as Master Servicer and The Chase
               Manhattan Bank, N.A. as Trustee, relating to the Series 1996-2 Certificates.